Exhibit 10.17

THIS NOTE AND THE SECURITIES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES AND MAY NOT BE TRANSFERRED (UNLESS SUCH TRANSFER IS TO AN AFFILIATE) EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREUNDER. OTHER THAN IN CONNECTION WITH A TRANSFER TO AN AFFILIATE, THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH TRANSFER COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT BY THE PURCHASER (AS DEFINED BELOW) AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE.

THE TRANSFER OF THIS NOTE AND THE SECURITIES ISSUABLE HEREUNDER ARE SUBJECT TO THE TERMS AND CONDITIONS AS SET FORTH HEREIN.

FREENOME HOLDINGS, INC.

SENIOR UNSECURED CONVERTIBLE PROMISSORY NOTE

$75,000,000	November 17, 2025

For value received, Freenome Holdings, Inc., a Delaware corporation (the “Company”), hereby promises to pay Roche Holdings, Inc. or its assignees (the “Purchaser”), the Repayment Amount (as defined below), including the principal amount of seventy-five million dollars (US $75,000,000) (the “Principal Amount”), together with accrued and unpaid interest thereon, due and payable on the date and in the manner set forth below.

The following is a statement of the rights of the Purchaser and the conditions to which this senior unsecured convertible promissory note (the “Note”) is subject, and to which the Purchaser, by the acceptance of this Note, agrees:

1.            Maturity Date. The Repayment Amount (as defined below) shall become due and payable, on May 17, 2027 (the “Maturity Date”).

2.            Interest. This Note shall bear interest at the rate of 5% per year calculated on the basis of a 365-day year for the actual number of days elapsed.

3.            Repayment. The amount payable in satisfaction of this Note, as of any given time, shall be equal to the sum of the (a) then outstanding Principal Amount and (b) then accrued but unpaid interest under this Note ((a) and (b), together, the “Repayment Amount”). Payment shall be made in lawful money of the United States to the Purchaser at such account in the United States as Purchaser shall designate by written notice to the Company.

4.            Automatic Conversion Terms. While this Note remains outstanding, the Repayment Amount will be automatically converted into shares of Conversion Stock upon the earlier of (a) or (b) as set forth below.

(a)          Public Listing. In the event that the Company undergoes a Public Listing (as defined below) the “Automatic Conversion Trigger”), then (A) the Company will promptly notify the Purchaser in writing of the occurrence of the Automatic Conversion Trigger and (B) the Repayment Amount will be automatically converted into shares of common stock of the Company, its corporate successor or, in the case of a SPAC Transaction, the ultimate surviving parent entity resulting from such SPAC Transaction, (the “Successor Company”) at a price per share equal to 1.2x the Original Offer Price (as defined below).

(b)           Next Equity Financing. In the event that the Company completes the Next Equity Financing, the Repayment Amount will be automatically converted into Conversion Stock upon the closing of such Next Equity Financing. The number of shares of Conversion Stock to be issued upon such conversion shall be equal to the quotient obtained by dividing the Repayment Amount, on the date of conversion, by the Conversion Price. The issuance of Conversion Stock pursuant to the conversion of this Note shall be upon and subject to the same terms and conditions applicable to the preferred stock sold in the Next Equity Financing, other than with respect to (i) the per share liquidation preference and the initial conversion price for purposes of price-based anti-dilution protection, which will equal the Conversion Price; and (ii) the basis for any dividend rights, which will be based on the Conversion Price.

(c)	Definitions.

“Business Day” means a calendar day other than a Saturday, Sunday or a bank or other public holiday in San Francisco, California.

“Company” means, solely for purposes of Sections 4 and 6 of this Note, (x) Freenome Holdings, Inc., a Delaware corporation, (y) any parent entity of Freenome Holdings, Inc. that undertakes a Public Listing and (z) any subsidiary of the Freenome Holdings, Inc. that undertakes a Public Listing.

“Conversion Stock” means (a) prior to a Public Listing of the Company, the Company’s then most senior series of preferred stock then issued pursuant to a bona fide financing transaction (in right of liquidation preference), whether now or hereafter authorized, and (b) following a Public Listing of the Company, the shares of common stock of the Company or its Successor Company, as applicable.

“Conversion Price” means (a) prior to a Public Listing of the Company, (x) the original issue price per share of the Company’s then most senior series of preferred stock issued pursuant to a bona fide financing transaction (in right of liquidation preference), whether now or hereafter authorized (as such original issue price per share may be adjusted for stock splits, recapitalizations, anti-dilution adjustments and the like for such series of preferred stock) or (y) with respect to a conversion pursuant to Section 4(b), the Discount Rate multiplied by the price paid per share for preferred stock by the investors in the Next Equity Financing, or (b) following a Public Listing of the Company, a price per share equal to 1.2x the Original Offer Price (as defined below).

“Corporate Transaction” means any of the following: (i) the closing of the sale, transfer or other disposition of all or substantially all of the Company’s assets, (ii) the consummation of the merger or consolidation of the Company with or into another entity (except a merger or consolidation in which the holders of capital stock of the Company immediately prior to such merger or consolidation continue to hold over 50% of the voting power of the capital stock of the Company or the surviving or acquiring entity), or (iii) the closing of the transfer (whether by merger, consolidation or otherwise), in one transaction or a series of related transactions, to a Person or group of affiliated Persons (other than an underwriter of the Company’s securities), of the Company’s securities if, after such closing, such Person or group of affiliated Persons would hold more than 50% of the outstanding voting stock of the Company (or the surviving or acquiring entity). Notwithstanding the prior sentence, (A) a transaction shall not constitute a Corporate Transaction if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the Persons who held the Company’s securities immediately prior to such transaction; (B) the sale of shares of preferred stock in a bona fide financing transaction shall not be deemed a “Corporate Transaction” and (c) a SPAC Transaction shall not be deemed a “Corporate Transaction.”

“Discount Rate” means 80%.

“Next Equity Financing” means the next bona fide financing transaction of the sale (or series of related sales) by the Company of shares of preferred stock following the date of this Note.

“Original Offer Price” means (i) in the event of a Public Listing where shares of common stock of the Company are sold to the public, the purchase price per share of the common stock sold to the public or (ii) otherwise (e.g., in connection with a SPAC Transaction), the price per share determined for the common stock of the Company or its applicable successor entity in connection with the Public Listing, which in the case of a SPAC Transaction shall be the price per share for common stock of the Company sold in a concurrent financing transaction.

“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

“Public Listing” means (i) the closing of the issuance and sale of capital stock of the Company in the Company’s underwritten initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended or (ii) any other transaction (A) that is not a Corporate Transaction and (B) as a result of which a class of shares of the Company or any successor entity is registered under the Securities Exchange Act of 1934, as amended, including a SPAC Transaction.

“SPAC Transaction” means a transaction or a series of related transactions by merger, consolidation, business combination, share exchange or otherwise of the Company with a publicly traded “special purpose acquisition company” (collectively, a “SPAC”), immediately following the consummation of which the common stock or share capital of the SPAC or the ultimate surviving parent entity resulting from such transaction is listed on the Nasdaq Stock Market, the New York Stock Exchange or another exchange or marketplace.

5.            Prepayment. At any time while this Note remains outstanding, the Company may deliver a written notice to the Purchaser electing to prepay this Note in its entirety (such notice, the “Prepayment Notice”). Any such notice must be given at least 15 days in advance of the proposed date of prepayment. If the Purchaser has not exercised its Optional Conversion Right (as defined below) within 15 days following its receipt of the Prepayment Notice, then the Company may pay the Repayment Amount to the Purchaser in its entirety promptly following the end of such 15-day period. Except as set forth in this Section 5, the Repayment Amount may not be prepaid by the Company at any time, in whole or in part, without the prior written consent of the Purchaser.

6.            Optional Conversion by Purchaser. At any time while this Note remains outstanding, the Purchaser may elect, by providing written notice thereof to the Company, to receive, in full satisfaction of the Company’s obligations under this Note, that number of shares of applicable Conversion Stock obtained by dividing (i) the Repayment Amount by (ii) the applicable Conversion Price, rounded down to the nearest whole share (such right of the Purchaser, the “Optional Conversion Right”).

7.            Mechanics of Conversion. Upon conversion of this Note pursuant to the terms hereof, the Purchaser shall surrender this Note, duly endorsed, at the principal offices of the Company or any transfer agent of the Company. At its expense, the Company will, as soon as practicable thereafter, issue and deliver to the Purchaser, at such principal office, a certificate or certificates for the number of shares to which the Purchaser is entitled upon such conversion. Upon conversion of this Note pursuant to the terms of this Note, the Company will be forever released from all of its obligations and liabilities under this Note with regard to that portion of the Repayment Amount being converted, including without limitation the obligation to pay such portion of the Repayment Amount.

8.            Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser that:

8.1          Organization, Good Standing, Corporate Power and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or financial condition.

8.2          Authorization; Enforceability. All corporate action required to be taken by the Board and the Company’s stockholders in order to authorize the Company to issue this Note has been taken. All action on the part of the officers of the Company necessary for the issuance and delivery of this Note has been taken. This Note, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

8.3          Compliance with Other Instruments. The Company is not in material default or violation of, and neither the authorization, issuance and delivery of the Note, will constitute or result in a material default or violation of any law or regulation applicable to the Company or any material term or provision of the Company’s current Certificate of Incorporation or bylaws (together, the “Organization Documents”) or any material agreement or instrument by which it is bound or to which its properties or assets are subject.

8.4          Due Issuance. All securities to be issued, sold and delivered upon conversion of the Note will be duly authorized and upon such issuance in accordance with the terms of this Note or the Organization Documents, as the case may be, all such securities will be duly authorized, validly issued, fully paid and non-assessable.

9.            Purchaser’s Representations and Warranties. The Purchaser hereby represents and warrants to the Company that:

9.1          Authorization. This Note constitutes the Purchaser’s valid and legally binding obligation, enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights and (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies. The Purchaser represents that it has full power and authority to enter into this Note.

9.2          Purchase Entirely for Own Account. The Purchaser acknowledges that the issuance of this Note is issued in reliance upon the Purchaser’s representation to the Company that the Note, the Conversion Stock, and any Common Stock issuable upon conversion of the Conversion Stock (collectively, the “Securities”) will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. The Purchaser further represents that the Purchaser does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to the Securities.

9.3         Disclosure of Information. The Purchaser acknowledges that it has received all the information it considers necessary or appropriate for deciding whether to acquire the Securities. The Purchaser further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities.

9.4         Investment Experience. The Purchaser is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. If other than an individual, the Purchaser also represents it has not been organized solely for the purpose of acquiring the Securities.

9.5         Accredited Investor. The Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D of the Securities and Exchange Commission (the “SEC”), as presently in effect.

9.6         Restricted Securities. The Purchaser understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances. The Purchaser represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

9.7         Limitations on Disposition. Without in any way limiting the representations and warranties set forth above, the Purchaser further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 9.7, and:

(a)            There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or (i) the Purchaser has notified the Company of the proposed disposition and has furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition and (ii) if reasonably requested by the Company, the Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Act.

(b)            Purchaser shall not make any disposition of the Note to any biopharmaceutical, medical device or diagnostics company without Company’s consent, provided that Purchaser may make any disposition of the Note in connection with a Change of Control of Purchaser without Company’s consent.

9.8         Note Transfer. The Purchaser agrees not to transfer this Note to any third party; provided, that the Purchaser may transfer this Note to one of its affiliates.

9.9          Market Standoff, Legends. The Purchaser hereby agrees that it will not, (i) without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Public Listing and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days) or (ii) during the one hundred eighty (180) day period commencing on the consummation of a SPAC Transaction, (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Conversion Stock that are Common Stock held immediately prior to the effectiveness of the registration statement for such offering, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of shares of Conversion Stock that are Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The underwriters in connection with the Company’s Public Listing are intended third party beneficiaries of this Section 9.9 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. The Purchaser further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with the Company’s Public Listing that are consistent with this Section 9.9 or that are necessary to give further effect thereto..

In order to enforce the foregoing covenant, the Company may impose stop transfer instructions with respect to the securities of the Lender (and the shares or securities of every other Person subject to the foregoing restriction) until the end of such period.

It is understood that the Securities may bear the following legend (as well as any other required or appropriate state or federal securities or corporate legends):

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.”

10.         Stockholder Documents. The Purchaser understands and agrees that the conversion of this Note into any Conversion Stock that is preferred stock of the Company may require the Purchaser’s execution of certain agreements in the form agreed to by investors in the Next Equity Financing relating to the purchase and sale of such securities as well as registration, co-sale, rights of first refusal, rights of first offer and voting rights, if any, relating to such securities (collectively, the “Financing Agreements”). The Purchaser hereby agrees to promptly execute and deliver to the Company all Financing Agreements.

11.         Termination of Rights. All rights with respect to this Note shall terminate upon a payment or conversion in full of this Note pursuant to Sections 1, 4, 5 or 6 above, whether or not this Note has been surrendered.

12.	Default. Each of the following events shall be an “Event of Default” hereunder:

12.1        The Company fails to timely pay any of the Repayment Amount due hereunder for more than thirty (30) days after the date that it becomes due and payable;

12.2        The Company or any of its subsidiaries executes a general assignment for the benefit of creditors;

12.3        The Company or any of its subsidiaries files a petition or action for relief under any bankruptcy, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any action in furtherance of any of the foregoing; and

12.4        An involuntary petition is filed against the Company or any of its subsidiaries (unless such petition is dismissed or discharged within 30 days of the filing thereof) under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of the Company or any of its subsidiaries.

Subject to the provisions hereof, the Purchaser shall have all rights and may exercise any remedies available to it under law, successively or concurrently. If an Event of Default occurs, the Purchaser may, by notice in writing to the Company, accelerate the Maturity Date and declare this Note to be in default and the Repayment Amount to be immediately due and payable in full, whereupon the Notes shall be repaid in cash.

13.          Fractional Shares. No fractional shares shall be issued upon conversion of this Note. In lieu of fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the price per share of such securities issued to Purchaser upon such conversion.

14.          No Impairment. Except and to the extent as waived or consented to by the Purchaser in accordance with Section 18 below, the Company will not, by amendment of its certificate of incorporation or bylaws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of any debt or equity securities (or any securities convertible into, or exercisable or exchangeable for, such securities) or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Note in order to protect the rights of the Purchaser hereunder against impairment.

15.          Highest Lawful Rate. Anything herein to the contrary notwithstanding, if, during any period for which interest is computed hereunder, the amount of interest computed on the basis provided for in this Note, together with all fees, charges, and other payments or rights which are treated as interest under applicable law, as provided for herein or in any other document executed in connection herewith, would exceed the amount of such interest computed on the basis of the Highest Lawful Rate (as defined below), the Company shall not be obligated to pay, and the Purchaser shall not be entitled to charge, collect, receive, reserve, or take, interest in excess of the Highest Lawful Rate, and during any such period the interest payable hereunder shall be computed on the basis of the Highest Lawful Rate. “Highest Lawful Rate” means the maximum non-usurious rate of interest, as in effect from time to time, which may be charged, contracted for, reserved, received, or collected by the Purchaser in connection with this Note under applicable law. In accordance with this Section 15, any amounts received in excess of the Highest Lawful Rate shall be applied towards the prepayment of the Principal Amount then outstanding.

16.          Fees for Collection. If an action is instituted by the Purchaser to collect any amounts owed to such Purchaser under this Note, the Company shall pay all costs and expenses of the Purchaser, including, without limitation, reasonable attorneys’ fees and costs, incurred in connection with such action. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument except those explicitly set forth in this Note. The Company agrees that any delay on the part of the Purchaser in exercising any rights hereunder will not operate as a waiver of such rights. The Purchaser shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies, and no waiver of any kind shall be valid unless in writing and signed by the party or parties waiving such rights or remedies.

17.         Governing Law. This Note shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents, made and to be performed entirely within the State of Delaware.

18.         Modification; Waiver. Any provision of this Note may be amended or waived only by the written consent of the Company and the Purchaser.

19.         Severability. If any provision of this Note is held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of the Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

20.         Stockholder Status. Nothing contained in this Note shall be construed as conferring upon the Purchaser the right to vote or to receive dividends or to consent or to receive notice as a stockholder in respect of any meeting of stockholders for the election of directors of the Company or of any other matter, or any other rights whatsoever as a stockholder of the Company, prior to conversion hereof.

21.         Unsecured Obligation. This Note represents an unsecured general obligation of the Company.

22.         Tax Treatment. The parties acknowledge and agree that this Note is intended to be characterized as debt for U.S. federal (and applicable state and local) income tax purposes.

23.         Assignment. This Note applies to, inures to the benefit of, and binds the successors and assigns of the parties hereto. Notwithstanding the foregoing or anything to the contrary in this Note, the Company may not assign its obligations under this Note without the prior written consent of the Purchaser. Any transfer of this Note may be effected only pursuant to the terms contained herein and the surrender of this Note to the Company and reissuance of a new note to the transferee. The Purchaser and any subsequent holder of this Note receives this Note subject to the foregoing terms and conditions, and agrees to comply with the foregoing terms and conditions for the benefit of the Company.

24.         Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not so confirmed, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) business day after deposit with an internationally recognized overnight courier, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the following addresses (or at such other addresses as shall be specified by notice given in accordance with this Section 24):

If to the Company:

259 East Grand Avenue, Suite 3434

South San Francisco, CA 94080,

Attn: Chief Executive Officer

and a copy (which shall not constitute notice) shall also be sent to:

Goodwin Procter LLP, 100 Northern Avenue

Boston, MA 02210
Attn: Kingsley Taft

If to the Purchaser:

1 DNA Way

South San Francisco, CA 94080

Attn: General Counsel

Email: transxn@gene.com

25.          Counterparts. This Note may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, with signatures transmitted by facsimile or .pdf binding as if originally executed.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

In Witness Whereof, the Company and Purchaser have executed this Note as of the date first above written.

COMPANY

Freenome Holdings, Inc.

By:	/s/ Aaron Elliott
Name: Aaron Elliott
Title: Chief Executive Officer

PURCHASER

Roche Holdings, Inc.

By:	/s/ Gerald Bohm
Name: Gerald Bohm
Title: Authorized Signatory

[Signature Page to Convertible Promissory Note]